Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Effective February 1, 2007 Hexion acquired the Orica Adhesives and Resins Business of Orica Limited (a division of Orica Limited)(“A&R”). This transaction, including the payment of related costs and the use of proceeds under a new five-year Australian Multi Currency Term/Working Capital Facility (the “New Australian Facility”), is referred to as the “A&R Acquisition.”

On May 31, 2005, Resolution Performance Products Inc. (“Resolution Performance”), and Resolution Specialty Materials Inc. (“Resolution Specialty”) were combined with and into Borden Chemical, Inc. (“Borden Chemical”), (the “Combinations”). Resolution Performance, Resolution Specialty and Borden Chemical were each controlled by Apollo Management, L.P. and its affiliates (“Apollo”). In connection with the Combinations, the minority interests in Resolution Performance and Resolution Specialty were eliminated. Upon the consummation of the Combinations, Borden Chemical changed its name to Hexion Specialty Chemicals, Inc. (“Hexion”) and BHI Acquisition LLC, Borden Chemical’s parent, changed its name to Hexion LLC. Apollo, through Hexion LLC, holds approximately 91% of the outstanding stock of Hexion.

In connection with the Combinations, Hexion entered into a new senior secured credit facility and issued Series A Preferred Stock. Hexion used the net proceeds therefrom to repay then-existing debt and pay a dividend on our common stock in May 2005. These transactions are referred to collectively as the “Hexion Financings.”

Prior to the Combinations, on April 29, 2005, a subsidiary of Borden Chemical acquired Bakelite Aktiengesellschaft (“Bakelite”). The Bakelite acquisition was financed through a combination of available cash and borrowing under a bridge loan facility, which was refinanced with the proceeds of an offering of Second-Priority Senior Secured Notes (the “May 2005 notes”) and borrowings under our May 2005 senior secured credit facilities (collectively, the “Bakelite Financing”). The Bakelite acquisition, the repayment or assumption of certain of Bakelite’s debt in connection therewith and the Bakelite Financing are collectively referred to as the “Bakelite Transaction.”

We refer to the Combinations, the Hexion Financings and the Bakelite Transaction as the “Hexion Formation.”

In May 2006, Hexion amended and restated its senior secured credit facilities (the “May 2006 senior secured credit facilities”) and in connection therewith repaid all amounts outstanding under the May 2005 term loan and synthetic letter of credit facilities. In addition, Hexion repurchased or redeemed all of its outstanding 8% Senior Secured Notes, 9 1/2% Senior Second Secured Notes, 13 1/2% Senior Subordinated Notes and Series A Preferred Stock. In addition, Hexion entered into a $1 billion interest rate swap agreement. We refer to the swap, the refinancing and the repurchases and redemptions of notes and preferred stock as the “Hexion Refinancings.”

During the nine months ended September 30, 2006, Hexion acquired the Decorative Coatings and Adhesive Business Unit of The Rhodia Group, and the Global Inks and Adhesives Business Of Akzo Nobel. These transactions are referred to as the “Other 2006 Transactions.”

In November 2006, Hexion amended and restated its existing senior secured credit facilities (“New senior secured credit facilities”) and issued fixed and variable rate senior secured notes (“New senior secured notes”). Hexion also repurchased notes issued in August 2004 in connection the acquisition of Borden Chemical by Apollo (the “August 2004 notes”) and the May 2005 notes and paid a dividend on its common stock. These transactions are referred to collectively as the “Hexion Recapitalization.”

We derived the unaudited pro forma financial data set forth below by the application of the pro forma adjustments to the historical audited consolidated financial statements of Hexion, appearing in Hexion’s annual report on form 10-K filed with the Securities and Exchange Commission on March 22, 2007 (File No. 001-00071) and historical quarterly financial information appearing in Hexion’s form 10-Q filed with the Securities and Exchange Commission on November 14, 2006.

We derived the unaudited pro forma financial data for A&R set forth below by application of the pro forma adjustments to the historical balance sheet as of September 30, 2006 included in the audited combined financial statements of the Orica Adhesives and Resins Business, (a division of Orica Limited) the predecessor of A&R, appearing as Exhibit 99.1 to this Form 8-K/A, and the unaudited combined statements of operations for the Orica Adhesives and Resins Business (a division of Orica Limited) for the year ended December 31, 2005 and the nine months ended September 30, 2006.

The unaudited pro forma balance sheet as of September 30, 2006, which already reflects the Hexion Formation, the Other 2006 Transactions and the Hexion Refinancings, gives pro forma effect to the following as if they each occurred on September 30, 2006:

•	Hexion Recapitalization, including the application of the net proceeds to the Company therefrom; and the

•	A&R Acquisition, including the payment of related costs and the use of proceeds from the New Australian Facility.

The unaudited pro forma statement of operations for the year ended December 31, 2005 gives pro forma effect to the Hexion Formation, the Hexion Refinancings, the Hexion Recapitalization and the A&R Acquisition as if they occurred on January 1, 2005. The unaudited pro forma statement of operations for the nine months ended September 30, 2006 gives pro forma effect to the Hexion Refinancings, the Hexion Recapitalization and the A&R Acquisition, as if they occurred on January 1, 2005. The unaudited pro forma statements of operations do not give effect to the Other 2006 Transactions for the period prior to their respective effective dates because they are not considered significant per the provisions of Article 11-01(b) of Regulation S-X.

The pro forma adjustments to the A&R Acquisition are based on preliminary estimates of the fair value of the consideration provided, estimates of the fair values of assets acquired and liabilities assumed and available information and assumptions. The final determination of fair value could result in changes to the pro forma adjustments and the pro forma data included herein. The A&R Acquisition purchase agreement provides for a working capital adjustment to the purchase price that was estimated and paid at closing. Any final adjustment may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements, including the adjustment of goodwill.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if they had occurred on the date indicated nor do they purport to project our results of operations for any future period.

You should read our unaudited pro forma financial information and the accompanying notes in conjunction with all of the historical financial statements and related notes included in our current report on Form 8-K/A and Hexion’s Annual Report on Form 10-K.

HEXION SPECIALTY CHEMICALS, INC.

Unaudited Pro Forma Balance Sheet

As of September 30, 2006

(dollars in millions)

		Hexion Recapitalization				A&R
	Actual	Adjustments (1)			Subtotal	Actual (2)	Adjustments (3)			Proforma
ASSETS
Current Assets
Cash and equivalents	$69	$3	(a	)	$72	$—	$—			$72
Accounts receivable	760	—			760	11	—			771
Inventories	523	—			523	7	—			530
Other current assets	98	—			98	1	—			99

Total Current Assets	1,450	3			1,453	19	—			1,472
Property and Equipment	1,507	—			1,507	20	3	(b	)	1,530
Goodwill	175	—			175	—	23	(b	)	198
Other Intangible Assets	214	—			214	1	13	(b	)	228
Other Assets	93	4	(b	)	97	—	—			97

Total Assets	$3,439	$7			$3,446	$40	$39			$3,525

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities
Accounts and drafts payable	$555	$—			$555	$13	$—			$568
Debt payable within one year	65	4	( c	)	69	—	4	(a	)	73
Other current liabilities	444	—			444	1	—			445

Total Current Liabilities	1,064	4			1,068	14	4			1,086

Long-Term Liabilities
Long-term debt	2,784	572	(d	)	3,356	—	57	(a	)	3,413
Long-term pension obligations	183	—			183	—	—			183
Non-pension post-employment benefit obligation	111	—			111	—	—			111
Deferred income taxes	154	—			154	—	4	(b	)	158
Other long-term liabilities	100	—			100	—	—			100

Total Liabilities	4,396	576			4,972	14	65			5,051

Minority Interest in consolidated subsidiaries	13	—			13	—	—			13
Shareholder's Deficit
Common Stock and APIC	483	(500)	(e	)	(17)	26	(26)	( c	)	(17)
Treasury stock and other	(296)	—			(296)	—	—			(296)
Accumulated deficit	(1,157)	(69)	(f	)	(1,226)	—	—			(1,226)

Shareholder's (Deficit) Equity	(970)	(569)			(1,539)	26	(26)			(1,539)

Total liabilities and shareholders' (deficit) equity	$3,439	$7			$3,446	$40	$39			$3,525

See Notes to Unaudited Pro Forma Balance Sheet

Notes to Unaudited Pro Forma Balance Sheet

(1) Set forth below are the estimated sources and uses of funds pertaining to the Hexion Recapitalization.

Sources		Uses
Proceeds from term loan under new senior		Available cash	$3
secured credit facilities	$2,000	Repayment of:
Proceeds from new senior secured notes offering	825	Existing senior secured term loan	1,625
		August 2004 notes	475
		May 2005 notes	150
		Common Stock dividend	500
		Transaction fees and expense	72

Total sources	$2,825	Total Uses	$2,825

The Hexion Recapitalization generated net proceeds of $2,804 (net of estimated fees and expenses of $21) to the Company which were used to repay existing debt of $2,250, pay debt redemption cost of $51 and pay a dividend of $500 to common stockholders.

(a)	Reflects net cash generated by the Hexion Recapitalization.

(b)	Reflects the write-off of deferred debt issue costs of $17 related to the existing debt repaid from the proceeds of the Hexion Recapitalization, offset by the capitalized debt issue cost of $21 related to the new senior secured credit facilities.

(c)	Reflects the current portion of the new senior secured credit facilities of $20 reduced by the current portion of the debt repaid in the Hexion Recapitalization of $16.

(d)	Reflects the net increase in long-term debt as follows:

New senior secured credit facilities	$2,000
New senior secured notes	825
Existing debt repaid
Face value	(2,250)
Discount	1
Less: Net change in current portion	(4)

Net change	$572

(e)	Reflects the payment of a dividend of $500 to common stockholders.

(f)	Reflects the loss on debt redemption of $69 (consisting of redemption cost of $51, debt discount of $1, and write-off of deferred debt issue cost of $17 related to existing debt repaid from the proceeds of the Hexion Recapitalization). The appropriate tax rates of the respective jurisdiction to which the adjustment relates have been applied. Hexion’s effective rate in the United States is effectively zero due to the availability of unutilized net operating losses (NOLs) and other tax attributes that are all fully reserved.

(2) The historical combined balance sheet of A&R as of September 30, 2006 has been translated into U.S. dollars at the closing exchange rate on September 30, 2006 of 0.7459 U.S. dollars to one Australian dollar. The translations should not be construed as representations that the U.S. dollar amounts actually represent such Australian dollar amounts or could have been or will be converted into Australian dollars at the rate indicated or at all. The historical combined balance sheet of the A&R business as of September 30, 2006 in Australian dollars is as follows:

Assets
Current assets
Accounts receivable	A$	14
Inventories		9
Other current assets		2

		25
Property and equipment		27
Intangible assets, net		1
Other non-current assets		1

	A$	54

Liabilities and Owner’s net investment
Current liabilities:
Accounts and drafts payable	A$	17
Other current liabilities		2

		19
Owner’s net investment		35

Total liabilities and owner’s net investment	A$	54

Owner’s net investment represents Orica’s historic equity (balance of assets and liabilities) in A&R’s businesses.

(3) Reflects the proceeds from the New Australian Facility which was used to finance the A&R Acquisition and the adjustments to the historical basis of the acquired assets:

(a)	Reflects the proceeds from the New Australian Facility in connection with the A&R Acquisition.

Debt issued	$61
Less: Current portion	4

Net increase in long-term debt	$57

(b)	The acquisition of the A&R business will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. An allocation of the purchase price to reflect the estimated fair values of certain of A&R’s assets and liabilities has been reflected in the unaudited pro forma financial information.

Acquisition costs	$58
Acquisition related costs	3

Total cost of acquisition	61
Estimated fair value of net assets acquired	38

Goodwill	$23

The following table summarizes the adjustments to assets acquired and liabilities assumed through purchase accounting.

Property and equipment	$3
Goodwill	23
Other intangible assets	13
Deferred tax liability	(4)

For purposes of determining the deferred tax liability, the appropriate statutory tax rates of the respective jurisdictions to which the adjustments relate have been applied.

(c)	Reflects the elimination of owner’s net investment

HEXION SPECIALTY CHEMICALS, INC.

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2005

(dollars in millions)

	Actual		Hexion Formation and Hexion Refinancings		Hexion Recapitalization		Subtotal	A&R			Proforma
		Preacquisition
	Hexion	Bakelite (1)	Adjustments (2)		Adjustments (3)			Actual (4)	Adjustments (5)
Net sales	$4,442	$261	$(14)	(a)	$—		$4,689	$89	$—		$4,778
Cost of sales	3,781	229	(31)	(a)	—		3,979	79	—	(a)	4,058

Gross profit	661	32	17		—		710	10	—		720
Selling, general & administrative expense	391	30	(1)	(b)	—		420	4	1	(a)	425
Transaction costs	44	—	—		—		44	—	—		44
Integration costs	13	—	—		—		13	—	—		13
Other operating expense (income), net	5	1	(1)	(c)	—		5	12	—		17

Operating income (loss)	208	1	19		—		228	(6)	(1)		221
Interest expense	203	2	35	(d)	56	(a)	296	—	5	(b)	301
Loss on extinguishment of debt	17	—	—		—		17	—	—		17
Other non-operating expense, net	16	—	—		—		16	—	—		16

Loss from continuing operations before income tax, earnings from unconsolidated entities and minority interest	(28)	(1)	(16)		(56)		(101)	(6)	(6)		(113)
Income tax expense (benefit)	48	2	5	(e)	—	(b)	55	(1)	(2)	(c)	52

Loss from continuing operations before earnings from unconsolidated entities and minority interest	(76)	(3)	(21)		(56)		(156)	(5)	(4)		(165)
Earnings from unconsolidated entities	2	—	—		—		2	—	—		2

Minority interest in income of consolidated subsidiaries	(3)	—	(1)	(f)	—		(4)	—	—		(4)

Loss from continuing operations	(77)	(3)	(22)		(56)		(158)	(5)	(4)		(167)
Accretion of redeemable preferred stock	(30)	—	30	(g)	—		—	—	—		—

Net (loss) income available to common shareholders before loss from discontinued operations and nonrecurring charges directly attributable to the transactions (6)	$(107)	$(3)	$8		$(56)		$(158)	$(5)	$(4)		$(167)

See Notes to Unaudited Pro Forma Statements of Operations

HEXION SPECIALTY CHEMICALS, INC.

Unaudited Pro Forma Statement of Operations

For the nine months ended September 30, 2006

(dollars in millions)

	Actual	Hexion Refinancings		Hexion Recapitalization			A&R
	Hexion	Adjustment (2)		Adjustments (3)		Subtotal	Actual (4)	Adjustments (5)		Proforma
Net sales	$3,896	$—		$—		$3,896	$63	$—		$3,959
Cost of sales	3,342	—		—		3,342	55	—	(a)	3,397

Gross profit	554	—		—		554	8	—		562
Selling, general & administrative expense	293	—		—		293	3	1	(a)	297
Transaction costs	21	—		—		21	—	—		21
Integration costs	45	—		—		45	—	—		45
Other operating expense (income), net	(32)	—		—		(32)	—	—		(32)

Operating income (loss)	227	—		—		227	5	(1)		231

Interest expense	171	7	(d)	42	(a)	220	—	4	(b)	224
Loss on extinguishment of debt	52	—		—		52	—	—		52
Other non-operating expense, net	2	—		—		2	—	—		2

(Loss) income from continuing operations before income tax, earnings from unconsolidated entities and minority interest	2	(7)		(42)		(47)	5	(5)		(47)
Income tax expense (benefit)	41	—	(e)	—	(b)	41	2	(2)	(c)	41

(Loss) income from continuing operations before earnings from unconsolidated entities and minority interest	(39)	(7)		(42)		(88)	3	(3)		(88)
Earnings from unconsolidated entities	3	—		—		3	—	—		3
Minority interest in net income of consolidated subsidiaries	(4)	—		—		(4)	—	—		(4)

(Loss) income from continuing operations	(40)	(7)		(42)		(89)	3	(3)		(89)
Accretion of redeemable preferred stock	(33)	33	(g)	—		—	—	—		—

Net (loss) income available to common shareholders before loss from discontinued operations and nonrecurring charges directly attributable to the transactions (6)	$(73)	$26		$(42)		$(89)	$3	$(3)		$(89)

See Notes to Unaudited Pro Forma Statements of Operations

Notes to Unaudited Pro Forma Statements of Operations

(1) The Bakelite Transaction occurred on April 29, 2005. The historical data with respect to the Resins Business of the Bakelite Group, the predecessor to Bakelite, is presented in the unaudited pro forma statement of operations for the year ended December 31, 2005 and relates to the period from January 1, 2005 to April 29, 2005. From April 30, 2005, data with respect to Bakelite is included in the Hexion historical data. The historical combined statement of operations of Bakelite for the four months ended April 29, 2005 has been translated into U.S. dollars at the average exchange rate for the period of 1.3053 U.S. dollars to one euro. The translations should not be construed as representations that the U.S. dollar amounts actually represent such euro amounts or could have been or will be converted into euros at the rate indicated or at all. The historical combined statements of operations of Bakelite are as follows:

Four months ended April 29, 2005
Net sales	€200
Cost of sales	176

Gross profit	24
Selling, general and administrative expense	23
Other operating expense	1

Operating income	—
Interest expense	1

Loss before income tax	(1)
Income tax expense	1

Net loss	€(2)

To conform the presentation of Bakelite’s statements of operations with Hexion’s for the four months ended April 29, 2005, Bakelite’s distribution expenses of €6 have been included in Cost of sales and marketing expenses of €12 have been included in Selling, general and administrative expense.

(2) Reflects the following adjustments:

(a)	Elimination of intercompany activity resulted in the reduction of net sales and cost of sales. Additionally, cost of sales reflects an adjustment to reverse an amount which represents the write-up of inventory that was recorded as part of the purchase price allocations for Bakelite and the minority interest exchanges, and subsequently expensed through Cost of sales. These entries are summarized as follows:

Year ended December 31, 2005
Sales
Elimination of intercompany activity	$(14)

Cost of Sales
Elimination of intercompany activity	$(15)
Reverse expensing of inventory write-up	(16)

$(31)

(b)	Reflects an adjustment to decrease amortization expense resulting from fair value adjustments to amortizable intangible assets.

(c)	Reflects the elimination of management fees.

(d)	Represents the new debt issued and the effect of a full year of interest expense related to the debt outstanding as a result of the Hexion Formation and the Hexion Refinancings:

	Year ended December 31, 2005	Nine months ended September 30, 2006
May 2006 senior secured credit facilities	$119	$88
August 2004 notes	45	33
May 2005 notes	18	14
All other	50	37

Total cash interest	232	172
Amortization of debt issuance cost and debt discount	8	6

Pro forma interest expense	240	178
Less historical interest	(205)	(171)

Net adjustment to interest expense	$35	$7

(e)	The appropriate tax rates of the respective tax jurisdictions to which adjustments relate have been applied. Hexion’s effective tax rate in the United States is effectively zero due to the availability of unutilized NOLs and other tax attributes that are all fully reserved.

(f)	Reflects the elimination of minority interests in Resolution Performance and Resolution Specialty resulting from the exchange of such interests as part of the Combinations.

(g)	Reflects the elimination of accretion related to Series A Preferred Stock for the year ended December 31, 2005 and the nine months ended September 30, 2006. The Series A Preferred Stock was redeemed in full for cash on May 12, 2006.

(3) Reflects the following adjustments:

(a)	Reflects the increase of interest expense as a result of the Hexion Recapitalization:

	Year ended December 31, 2005	Nine months ended September 30, 2006
New senior secured credit facilities	$157	$116
May 2006 senior secured credit facilities	(119)	(88)
New senior secured notes – fixed	61	46
New senior secured notes – variable	20	15
Repayment of
August 2004 notes	(45)	(33)
May 2005 notes	(18)	(14)

	56	42
Change in amortization of debt issuance cost and debt discount	—	—

	$56	$42

The interest rates in effect at April 11, 2007, including the $1 billion notional amount swap, were used to compute pro forma adjustments to interest expense for newly issued variable rate debt, including the new senior secured credit facilities and the new senior secured notes - variable. Each one-eighth point change in the assumed interest rates would result in $2 change in annual interest expense.

(b)	The appropriate tax rates of the respective tax jurisdictions to which adjustments relate have been applied. Hexion’s effective tax rate in the United States is effectively zero due to the availability of unutilized NOLs and other tax attributes that are all fully reserved.

(4) The A&R Acquisition occurred on February 1, 2007. The unaudited historical data with respect to the Orica Adhesives and Resin Business, the predecessor to A&R, is presented in the unaudited pro forma statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006. The unaudited historical combined statements of operations of A&R for the year ended December 31, 2005 and nine months ended September 30, 2006 have been translated into U.S. dollars at the average exchange rates for the periods of 0.7626 and 0.7476 U.S. dollars to one Australian dollar, respectively. The translations should not be construed as representations that the U.S. dollar amounts actually represent such Australian dollar amounts or could have been or will be converted into Australian dollars at the rate indicated or at all. The historical combined statements of operations of A&R are as follows:

	Year ended December 31, 2005		Nine months ended September 30, 2006
Net sales	A$	116	A$	84
Cost of sales		104		73

Gross profit		12		11
Selling, general and administrative expense		5		4
Other operating expense (income), net		15		—

Operating (loss) income		(8)		7
Income tax expense		(1)		2

Net (loss) income	A$	(7)	A$	5

To conform the presentation of A&R’s statements of operations with Hexion’s for the year ended December 31, 2005 and nine months ended September 30, 2006, A&R’s distribution expenses of A$7 and A$6, respectively, have been included in Cost of sales, and marketing expenses of A$2 and A$2, respectively, and research and development expenses of A$1 and A$1, respectively, have been included in Selling, general and administrative expense. During the year ended December 31, 2005, A&R recognized an impairment of property and equipment of A$15 which is included in Other operating expense (income), net in A&R’s statements of operations.

(5) Reflects the following adjustments:

(a)	Reflects an adjustment to depreciation and amortization expense resulting from fair value adjustments to property and equipment and other intangible assets. Depreciation and amortization expense have been determined based on average estimated useful lives of 11 years for property and equipment and 10 years for other intangible assets, respectively.

(b)	Reflects interest expense of $5 for the year ended December 31, 2005, and $4 for the nine months ended September 30, 2006, related to the New Australian Facility incurred to complete the acquisition. Interest rates in effect as of April 11, 2007 were used to compute the pro forma adjustment to interest expense.

(c)	The appropriate tax rates for the respective tax jurisdictions to which adjustments relate have been applied.

(6) Net income (loss) available to common shareholders before loss from discontinued operations and non-recurring charges directly attributable to the transactions does not include loss from discontinued operations and nonrecurring charges directly attributable to the Hexion Recapitalization of approximately $69, consisting of debt redemption costs of $51, debt discount of $1, and the write-off of deferred debt issue cost of $17 related to existing debt repaid from the proceeds of the Hexion Recapitalization.